UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

(617) 503-6500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 16, 2026, Curis, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the purchase and sale of 16,666,680 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (or pre-funded warrants to purchase shares of Common Stock in lieu thereof, (the “Pre-Funded Warrants”)) and common warrants to purchase up to 16,666,680 shares of Common Stock (the “Common Warrants”) at an effective combined price of $0.51 per Share (or $0.50 per Pre-Funded Warrant) and accompanying Common Warrant (the “Offering”). The Common Warrants have an exercise price of $0.60 per share, will be exercisable six months following their issuance and will expire five and a half years from the issuance date. The Pre-Funded Warrants have an exercise price of $0.01 per share and will be exercisable immediately until exercised in full.

The gross proceeds from the Offering are expected to be approximately $8.5 million, before deducting placement agents’ fees and other Offering expenses. The Company intends to use the net proceeds of this Offering to fund its research and development activities and for working capital and general corporate purposes. Proceeds from the Offering are expected to be sufficient to fund operations through the Company's initial Chronic Lymphocytic Leukemia (CLL) data in 5-10 patients in December 2026. The Offering is expected to close on or about October 19, 2026 (the “Closing Date”), subject to market conditions and the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners acted as the lead placement agent and Laidlaw & Company (UK) Ltd. (together, the “Placement Agents”) acted as co-placement agent in connection with the Offering.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Common Warrants and Pre-Funded Warrants

The Common Warrants will be exercisable six months following their issuance and will terminate on April 19, 2032.

Under the terms of the Common Warrants, the Company may not effect the exercise of any Common Warrant, and the Purchasers will not have the right to exercise any portion of any Common Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the Purchaser (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the Purchaser at the date of issuance, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the Purchaser’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%,. To the extent that specified beneficial ownership limitations described above restrict the exercise of the Common Warrants, a Purchaser may choose, in lieu of receiving Common Stock upon exercise of such Warrants, to receive a Pre-Funded Warrant to purchase an identical number of shares of Common Stock it would have received upon the exercise of its Common Warrant, except that the applicable exercise price of the applicable Common Warrant will instead be the exercise price less $0.01 per share, and the resulting issued Pre-Funded Warrant will have an exercise price of $0.01 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full.

In certain circumstances, upon a fundamental transaction (as described in the Common Warrants and Pre-Funded Warrants, as applicable) and generally including any reclassification, reorganization or recapitalization of the Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets, the Company’s consolidation or merger with or into another person in which the Company is not the surviving entity, the acquisition of more than 67% of the Company’s outstanding Common Stock, or any person or group becoming the beneficial owner of 67% of the voting power of the Company’s outstanding Common Stock and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property), the holders of Common Warrants (and any Pre-Funded Warrants) will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Notwithstanding anything to the contrary, upon certain fundamental transactions, the holders of the Common Warrants will have the right to require the Company or a successor entity to repurchase such Common Warrants at their value determined using a Black Scholes option pricing formula; provided that if (i) the fundamental transaction is not approved by the Board of Directors of the Company, and therefore not within the Company’s control, or (ii) the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of such warrants will only be entitled to receive from the Company or the successor entity the same type or form of consideration (and in the same proportion), determined based on the value of such warrant using a Black Scholes option pricing formula, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

The foregoing descriptions of the Pre-Funded Warrant and Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Pre-Funded Warrant and the Form of Common Warrant, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On October 16, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants (the “Warrant Shares", and together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of their Registrable Securities no later than 30 days following the Closing Date (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement is not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing of the Offering, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing of the Offering, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Purchaser in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights under the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights under the Registration Rights Agreement. The representations, warranties and covenants contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to January 2026 Warrants and August 2026 Warrants

The Company also has agreed that certain existing Series A Common Stock Purchase Warrants (the “Series A Warrants”) and Series C Common Stock Purchase Warrants (together with the Series A Warrants, the “January Warrants”) to purchase up to 1,126,676 shares of Common Stock issued by the Company on January 8, 2026 and all of the Common Stock Purchase Warrants to purchase up to 3,733,334 shares of Common Stock issued by the Company on August 13, 2026 (the “August Warrants”) will be amended such that the January Warrants and August Warrants will have a reduced exercise price of $0.60 per share.

The foregoing description of the amendments to the January Warrants and August Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, copies of which is filed herewith as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Placement Agency Agreement

Pursuant to a Placement Agency Agreement entered into by and among the Company and the Placement Agents on October 16, 2026 (the “Placement Agency Agreement”), the Company has agreed to pay to the Placement Agents collectively a cash fee of 6.5% of gross proceeds from the total amount of securities sold, as well as reimburse the placement agents’ reasonable and documented out-of-pocket legal expenses incurred in connection with the Offering in an aggregate amount not to exceed $85,000 and up to $10,000 in non-accountable expenses.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Placement Agency Agreement, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale in the Offering of shares of Common Stock, Pre-Funded Warrants and Common Warrants (collectively, the “PIPE Securities”) is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The PIPE Securities have not been registered under the Securities Act or any state securities laws, and the PIPE Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The Offering will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the PIPE Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the PIPE Securities in violation of the United States federal securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Offering, the Company’s expectations regarding its cash runway, the expected closing of the Offering and expected use of proceeds; any statements relating to the Company’s ongoing trials and programs; and statements of assumptions underlying any of the foregoing. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the Offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Offering, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Warrant Amendment
4.4	Form of August Warrant Notice and Consent
10.1	Securities Purchase Agreement, dated October 16, 2026 by and among the Company and the Purchasers named therein
10.2	Registration Rights Agreement, dated October 16, 2026, by and among the Company and the Purchasers named therein
10.3	Placement Agency Agreement, dated October 16, 2026, by and among the Company and the Placement Agents
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	October 19, 2026	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer